1

NAME OF REGISTRANT:
Franklin Multi-Income Trust
File No. 811-5873



EXHIBIT ITEM No. 77C: Submission of matters to a vote of security holders.


1.   Regarding the proposal to elect nominees for Trustees:

                                     % of
                        Shares    Outstandi      %
       Trustees           For         ng      of Voted
                                    Shares
  Edward B. Jamieson  4,870,290.   83.145%    96.382%
  Charles B. Johnson      14       83.270%    96.528%
  Rupert H. Johnson,  4,877,623.   83.287%    96.547%
  Jr.                     14
                      4,878,623.
                          14




There being no further business to come before the Meeting, upon motion duly made, seconded and carried, the Meeting was adjourned.



Dated:  September 11, 2000
__________________________





                                   ______________________________
                                   Christopher Molumphy
                                   Acting Secretary